           ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K


               1.5.  FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT
                   (5/28/96) DATED DECEMBER 20, 1996 BETWEEN
                      UNIVERSAL SEISMIC ASSOCIATES, INC.
                                  AND RIMCO.

                  FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

     This First Amendment to Note Purchase Agreement (this "First Amendment") dated as of December 20, 1996 is between UNIVERSAL SEISMIC ASSOCIATES, INC., a Delaware corporation (the "COMPANY"), and RIMCO PARTNERS, L.P., a Delaware limited partnership, RIMCO PARTNERS, L.P. II, a Delaware limited partnership, and RIMCO PARTNERS, L.P. IV, a Delaware limited partnership (collectively, the "NOTEHOLDERS").

                            PRELIMINARY STATEMENTS

     A. The Company and the Noteholders have heretofore entered into that certain Note Purchase Agreement, dated May 28, 1996 (the "NOTE AGREEMENT").

     B. The Company and the Noteholders now desire to amend the Note Agreement with respect to the matters set forth herein.

     C. Capitalized terms used herein shall have the respective meanings described thereto in the Note Agreement unless herein defined or the context shall otherwise require.

                                  AGREEMENTS

     NOW, THEREFORE, in consideration of the premises and other good valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders agree as follows:

SECTION 1.  AMENDMENTS.

     1.1 Section 5.16 of the Note Agreement is amended in its entirety to read as follows:

            "SECTION 5.16. CAPITALIZATION. The authorized capital stock of the Company consists solely of 20,000,000 shares of $.0001 par common stock, of which 5,229,109 shares are issued and outstanding."

     1.2 The following defined terms in Annex A of the Note Agreement are amended in their entirety to read as follows:

            "SUBSIDIARY NOTE AGREEMENT" means that certain Note Purchase Agreement, dated December 20, 1996, among UNEXCO and the Noteholders and RIMCO Partners, L.P. III, as amended or modified from time to time.

            "SUBSIDIARY NOTES" means the 12% Senior Secured General Obligation Notes, in the maximum aggregate principal amount of $4,000,000 issued by UNEXCO under the Subsidiary Note Agreement.



                                                                    CONFIDENTIAL
                                                                       U 05289

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     2.1    The Company represents and warrants to the Noteholders that:

            (a) this First Amendment has been duly authorized, executed and delivered by it and this First Amendment constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

            (b) The Note Agreement, as amended by this First Amendment, constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

            (c) the execution, delivery and performance by the Company of this First Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not
(A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (b) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument;

            (d) as of the date hereof and after giving effect to this First Amendment, no Default or Event of Default has occurred which is continuing; and

            (e) all representations and warranties contained in Article V of the Note Agreement and in the other Transaction Documents are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof.

SECTION 3.  CONDITIONS TO EFFECTIVENESS OF THIS FIRST AMENDMENT.

     3.1 This First Amendment shall not become effective until, and shall become effective when, each of the following conditions shall have been satisfied:

            (a) executed counterparts of this First Amendment, duly executed by the Company and the Noteholders, shall have been delivered to the Noteholders;

                                                                    CONFIDENTIAL
                                                                       U 05290

            (b) the Noteholders shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this First Amendment, certified by its Secretary or an Assistant Secretary;

            (c)  the representations and warranties of the Company set forth in
     SECTION 2 hereof are true and correct on and as of the date hereof; and

            (d) the Noteholders shall have received the favorable opinion of counsel to the Company as to the matters set forth in SECTIONS 2.1(A), 2.1(B) and 2.1(C) hereof, which opinion shall be in form and substance satisfactory to the Noteholders.

SECTION 4.  PAYMENT OF NOTEHOLDERS' COUNSEL FEES AND EXPENSES.

     4.1 The Company agrees to pay upon demand, the reasonable fees and expenses of Andrews & Kurth L.L.P., counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this First Amendment.

SECTION 5.  MISCELLANEOUS.

     5.1 This First Amendment shall be construed in connection with and as part of the Note Agreement, and except as modified and expressly amended by this First Amendment, all terms, conditions, and covenants contained in the Note Agreement, the Notes and the other Transaction Documents are hereby ratified and shall be and remain in full force and effect.

     5.2 Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Agreement without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

     5.3 The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     5.4 This First Amendment shall be governed by and construed in accordance with New York law.


                                UNIVERSAL SEISMIC ASSOCIATES, INC.


                                By: /s/ MICHAEL J. PAWELEK
                                   --------------------------------
                                Name:   Michael J. Pawelek
                                Title:  President

                                                                    CONFIDENTIAL
                                                                       U 05291

                                RIMCO PARTNERS, L.P.,
                                RIMCO PARTNERS, L.P. II, AND
                                RIMCO PARTNERS, L.P. IV

                                By:  RESOURCE INVESTORS MANAGEMENT COMPANY
                                     LIMITED PARTNERSHIP, THEIR GENERAL PARTNER

                                By:  RIMCO ASSOCIATES, INC.,
                                     ITS GENERAL PARTNER


                                By: /s/ GARY MILAVEC
                                   --------------------------------------------
                                Name:   Gary Milavec
                                Title:  Vice President

                                                                    CONFIDENTIAL
                                                                       U 05292